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                                                                EXHIBIT 99.B5(e)


                         MARQUIS FUNDS  MARQUIS FUNDS
                       INVESTMENT SUB-ADVISORY AGREEMENT


          AGREEMENT executed as of May 31, 1996 by and between First National Bank of Commerce in New Orleans (the "Adviser") and Weiss, Peck & Greer, L.L.C., a limited liability Company organized under the laws of the State of Delaware, an investment advisor registered under the Investment Advisors Act of 1940, as amended (the "Sub-Adviser").

          WHEREAS, the Adviser is the investment manager for Marquis Funds (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

          WHEREAS, the Adviser desires to retain the Sub-Adviser as its agent to furnish investment advisory services for the Tax-Exempt Money Market Fund, a diversified investment portfolio of the Trust (the "Fund").

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

          1.   Appointment. The Adviser hereby appoints the Sub-Adviser to
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provide certain investment sub-advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

          2.   Delivery of Documents. The Adviser has furnished the Sub-Adviser
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with copies of each of the following:

          (a) the Trust's Declaration of Trust, as filed with the Secretary of State of the State of Massachusetts on June 29, 1993, and all amendments thereto or restatements thereof (such Declaration of Trust, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

          (b)  the Trust's By-Laws and all amendments thereto;

          (c) the resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;

          (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission (the "SEC") on June 29, 1993 and all amendments thereto;

          (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the

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Fund;

          (f) the Trust's most recent prospectuses and Statement of Additional Information for the Funds (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectuses"); and

          (g) any other information reasonably needed by the Sub-Adviser to satisfy its obligations under this Agreement.

          The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing and information on changes to the Trust's service providers.

          The Sub-Adviser has furnished the Adviser with a copy of the Sub-Adviser's Form ADV Part II.

          3.   Management. Subject always to the supervision of the Trust's
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Board of Trustees and the Adviser, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties the Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth in Section 8 below), and will monitor the Fund's investments, and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds as set forth in the prospectus of the Fund, as amended from time to time. The Sub-Adviser and the Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund and the Sub-Adviser will at all times act consistently with the instructions and directions given to it by the Adviser. The Sub-Adviser shall also make itself reasonably available to the Board of Trustees of the Trust at such times as the Board of Trustees shall request.

          The Sub-Adviser represents and warrants that it is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities and agrees that it:

          (a) will conform with all applicable rules and regulations of the SEC pertaining to its investment advisory activities;

          (b) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as the other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and
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regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research, advice and other services. In no instance will portfolio securities be purchased from or sold to the Adviser, the Sub-Adviser, SEI Financial Services Company or any affiliated person of either the Trust, the Adviser, SEI Financial Services Company or the Sub-Adviser, except as may be permitted under the 1940 Act;

          (c) will report regularly to the Adviser and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Adviser and the Board of Trustees of the Trust the management of each of the Funds, including, without limitation, review of the general investment strategy of each of the Funds, the performance of each of the Funds in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Adviser;

          (d) will maintain books and records with respect to the Trust's securities transactions which it has affected and will furnish the Adviser and the Board of Trustees of the Trust such periodic and special reports as the Board of Trustees or the Adviser may request;

          (e) will act upon instructions from the Adviser not inconsistent with the fiduciary duties hereunder; and

          (f) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceeding for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. The Sub-Adviser further acknowledges and agrees that (i) the names "Marquis" and " Marquis Funds" are the property of the Adviser, and (ii) the Sub-Adviser will publicly disseminate information concerning the Fund and the Trust only if such information has been approved in advance by the Adviser.

          The Sub-Adviser shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of the Fund.

          The Sub-Adviser hereby warrants that it is not presently, nor has it been in the past three years, nor has it been advised that it may be in the future, the subject of a Securities and Exchange Commission investigative proceeding or a proceeding by any state securities commission, nor the subject of any disciplinary hearing by a self-regulatory organization or other governmental or
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quasi-governmental body.

          4.   Books and Records. In compliance with the requirements of Rule
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31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          5.   Expenses. During the term of this Agreement, the Sub-Adviser will
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pay all expenses incurred by it in connection with its activities under this
Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

          6.   Compensation.   For the services provided and the expenses
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assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee payable monthly, in accordance with Schedule A hereto. The fee shall be
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based on the average daily net assets for the month involved.

          7.   Services to Others.  The Adviser understands, and has advised the
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Trust's Board of Trustees, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Adviser acknowledges that the Sub-Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given, or the time or nature of action taken, with respect to the Fund, so long as it is the Sub-Adviser's policy, to the extent practicable, to allocate investment opportunities to the Fund over a period of time on a fair and equitable basis relative to other clients. Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell for the Fund any security or property which the Sub-Adviser, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the sole discretion of the Sub-Adviser such transaction or investment appears unsuitable, impractical or undesirable for the Fund. In addition, the Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services whatever kind or nature. Provided, further, that notwithstanding the above, the Sub-Adviser shall provide its services reasonably, and make itself available to the Adviser or the Board of Trustees at reasonable times, in accordance with the provisions of paragraph 3.

          8.   Limitation of Liability.  The Adviser will not take any action
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against the Sub-Adviser to hold the Sub-Adviser liable for any loss suffered by the Fund in connection with the performance of the Sub-Adviser's duties under this Agreement, except a loss resulting from the Sub-Adviser's willful misfeasance, bad faith, or negligence in the performance of its duties under this Agreement.

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          9.   Duration and Termination.  This Agreement will become effective
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as to the Fund on the first day the Fund's shares are offered to the public provided that it has been approved by vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect for one year.

          Thereafter, if not terminated, this Agreement will continue in effect for successive periods of 12 months, each ending on the day preceding the anniversary of the Agreement's effective date of each year, provided that such
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continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub-Adviser, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of the Fund. Notwithstanding the foregoing, this Agreement may be terminated by the Adviser, the Trust's Board of Trustees or by a vote of the majority of the outstanding voting securities of the Fund at any time, without the payment of any penalty, on sixty
(60) days' written notice to the Sub-Adviser and may be terminated by the Sub-Adviser at any time by ninety (90) days' written notice to the Adviser and the Fund. This Agreement will immediately terminate in the event of its assignment or upon termination of the investment advisory agreement between the Adviser and the Trust with regard to the Fund (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.).

          This Agreement will terminate automatically if the advisory agreement between the Trust and the Adviser is terminated.

          10.  Amendment of this Agreement. No provision of this Agreement may
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be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          11.  Notice. Any notice required or permitted to be given by either
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party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Adviser, at 210 Baronne Street, New Orleans, LA 70112, Attention:
President and if to the Sub-Adviser at: 1 New York Plaza, New York, NY 10004-1950, Attention: Arthur L. Schwarz. The Sub-Adviser shall notify the Adviser of any change in the membership of the Sub-Adviser's partnership within a reasonable time after such change.

          12.  Miscellaneous. The captions in this Agreement are included for
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convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and will be governed by the laws of the state of Massachusetts.
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          The name "Marquis Funds" and "Trustees of Marquis Funds" refers respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Articles of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Marquis Funds" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    FIRST NATIONAL BANK OF COMMERCE IN
                                    NEW ORLEANS

                                    By:/s/ Kevin P. Reed

                                    Name: Kevin P. Reed

                                    Title: Vice President

                                    WEISS, PECK & GREER, L.L.C.

                                    By:/s/ Arthur L. Schwarz

                                    Name: Arthur L. Schwarz

                                    Title: Principal
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                                  Schedule A
                                      to
                       Investment Sub-Advisory Agreement
                                     dated

                                 May 31, 1996



The Adviser shall pay to the Sub-Adviser compensation with respect to the Tax-Exempt Money Portfolio at an annual rate as follows:

              .075% of average daily net assets up to $150 million
          .05% of average daily net assets between $150 - $500 million
       .04% of average daily net assets between $500 million - $1 billion
                .03% of average daily net assets over $1 billion